Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
March 20, 2024	Austin Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.
Reddit, Inc. 303 2nd Street, South Tower, 5th Floor San Francisco, California 94107

Re:  Registration Statement on Form S-8
To the addressee set forth above:
We have acted as counsel to Reddit, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) up to 93,935,841 shares of Class A common stock, $0.0001 par value per share (the “Class A Shares”), and (ii) up to 9,794,863 shares of Class B common stock of the Company, $0.0001 par value per share (together with the Class A Shares, the “Shares”), which may be issued pursuant to the Company’s 2012 Stock Option and Grant Plan (the “2012 Plan”), the Company’s 2017 Equity Incentive and Grant Plan (the “2017 Plan”), the Company’s Employee Stock Purchase Plan (the “ESPP”), the Company’s 2024 Incentive Award Plan (the “2024 Plan”), the Spell, Inc. 2017 Stock Plan (the “Spell Plan”), the Dubsmash, Inc. 2018 Stock Plan (the “Dubsmash Plan”), and the Spiketrap Inc. Amended and Restated 2019 Equity Incentive Plan (the “Spiketrap Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

March 20, 2024 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration of not less than par value in the circumstances contemplated by the 2012 Plan, the 2017 Plan, the ESPP, the 2024 Plan, the Spell Plan, the Dubsmash Plan, and the Spiketrap Plan, as applicable, assuming in each case that the individual issuances, grants or awards under the 2012 Plan, the 2017 Plan, the ESPP, the 2024 Plan, the Spell Plan, the Dubsmash Plan, and the Spiketrap Plan, as applicable, are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2012 Plan, the 2017 Plan, the ESPP, the 2024 Plan, the Spell Plan, the Dubsmash Plan, and the Spiketrap Plan, as applicable (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP